UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 15, 2007

STEREOTAXIS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50884	94-3120386
(Commission File Number)	(IRS Employer Identification No.)

4320 Forest Park Avenue, St. Louis, Missouri	63108
(Address of Principal Executive Offices)	(Zip Code)

(314) 678-6100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously announced, on March 15, 2007 Stereotaxis, Inc. (the “Company”) entered into Securities Purchase Agreement with Federated Kaufmann Fund, Federated Kaufmann Fund II and TimesSquare Capital Management, LLC in connection with a registered direct offering of 1,919,000 shares of the Company’s common stock, $.001 par value per share (the “Shares”) at a purchase price of $10.50 per share. The Company expects to receive proceeds of $20,149,500 before deducting offering expenses. The Securities Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The Shares were registered for offer and sale pursuant to an effective Registration Statement on Form S-3 filed with the U.S. Securities and Exchange Commission on August 31, 2006.

Item 8.01	Other Events.

In connection with the offer and sale of the Shares pursuant to the Registration Statement, the Company is filing a legal opinion as Exhibit No. 5.1 and a consent as Exhibit No. 23.1 to this current report on Form 8-K, which are incorporated by reference into the Registration Statement.

Item 9.01	Exhibits.

(d)	Exhibits.

5.1	Opinion of Bryan Cave LLP

10.1	Securities Purchase Agreement dated as of March 15, 2006

23.1	Consent of Bryan Cave LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEREOTAXIS, INC.

Date: March 19, 2007	By:	/s/ James M. Stolze
	Name:	James M. Stolze
	Title:	Vice President and Chief Financial Officer